Exhibit 99.1

XMax Announces $30 Million Share Repurchase Program

Board of Directors authorizes repurchase of up to $30 million of the Company’s common stock

LOS ANGELES, November 3, 2026 (GLOBE NEWSWIRE) — XMax Inc. (NASDAQ: XMAX) (“XMax” or the “Company”), a distributor of contemporary furniture and artificial intelligence software and platform-based service provider, today announced that its Board of Directors has authorized a share repurchase program under which the Company may repurchase up to $30 million in aggregate purchase price of its outstanding common stock, par value $0.001 per share. Shares may be repurchased only at prices below $5.50 per share.

The program will begin on a date to be determined (the “Commencement Date”) after the Company has (i) publicly released its financial results for the fiscal quarter ended September 30, 2026 by press release (“Earnings Release”), (ii) publicly disclosed any material nonpublic information, and (iii) engaged a broker-dealer for the program. No repurchases will be made before the Commencement Date, and the program will expire three months after it.

Repurchases are expected to be made from time to time through open-market purchases, which may include purchases under a trading plan intended to satisfy Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be made in accordance with Rule 10b-18 under the Exchange Act and other applicable legal requirements.

The timing, manner, price (subject to the $5.50 per share limit) and amount of any repurchases will be determined by the Company’s management based on its evaluation of market conditions, the trading price of the Company’s common stock, liquidity and capital requirements, legal requirements, and other factors. The program does not obligate the Company to repurchase any particular number of shares, and it may be suspended, modified, or discontinued at any time without prior notice. The Company expects to fund repurchases with its existing cash and cash equivalents.

“The Board’s authorization of this share repurchase program reflects our confidence in XMax’s long-term strategy and our commitment to creating value for shareholders,” said Andy Lu, Chief Executive Officer of XMax. “As we continue to develop our artificial intelligence software and platform-based services alongside our contemporary furniture business, we intend to take a disciplined approach to capital allocation, balancing investment in the growth of the business with returns to our shareholders.”

About XMax Inc.

Headquartered in Commerce, California, XMax Inc. (NASDAQ: XMAX), formerly known as Nova LifeStyle, Inc., is a diversified company engaged in the design, sourcing, and distribution of contemporary furniture, as well as the development of artificial intelligence technologies and applications. The Company operates through an established global network of suppliers, distributors, and e-commerce channels, serving a broad customer base. The Company has expanded into artificial intelligence technologies, including AI software and platform-based services through its wholly owned subsidiaries XMax AI Inc. and Elonx AI Holdings PTE. LTD., to support future growth. By leveraging emerging technologies, the Company aims to drive diversification and long-term value creation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the share repurchase program, the expected timing of its commencement and of the Earnings Release, and the manner, timing, amount and funding of any repurchases. These statements are based on current expectations, assumptions and analyses made by us in light of our experience and our perception of trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances, and are subject to risks and uncertainties that may cause actual results to differ materially, including changes in the trading price of the Company’s common stock, market conditions, the Company’s financial condition, liquidity and capital requirements, legal and regulatory requirements, and the other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. XMax Inc. undertakes no obligation to update any forward-looking statements except as required by law.

Investor Relations Contact

ICR LLC

XMaxIR@icrinc.com